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                                                                    EXHIBIT 10.6


                         MARVELL TECHNOLOGY GROUP, LTD.

                           INVESTORS RIGHTS AGREEMENT

     This Investors Rights Agreement (the "Agreement") is made as of September 10, 1999 by and among Marvell Technology Group, Ltd., a Bermuda corporation (the "Company"), the undersigned purchasers of Series A Preferred Stock of the Company (the "Series A Purchasers"), the undersigned purchasers of Series B Preferred Stock of the Company (the "Series B Purchasers"), the undersigned purchasers of Series C Preferred Stock of the Company (the "Series C Purchasers"), the undersigned Purchasers of the Series D Preferred Stock (the "Series D Purchasers") and the undersigned Purchasers of the Series E Preferred Stock (the "Series E Purchasers") (the Series A Purchasers, the Series B Purchasers, the Series C Purchasers, the Series D Purchasers, the Series E Purchasers and GBC Venture Capital, Inc. ("GBC"), an affiliate of General Bank, being hereinafter referred to individually as a "Purchaser" and together, along with such additional parties as are hereafter deemed Purchasers pursuant to
Section 8 hereof, as the "Purchasers"), and Weili Dai, Pantas Sutardja and Sehat Sutardja (individually, a "Founder" and collectively, the "Founders").

                                    RECITALS

     A. The Company and the Series A Purchasers, the Series B Purchasers, the Series C Purchasers and the Series D Purchasers are parties to the certain Registration and Information Rights Agreement, dated as of December 10, 1997 (the "Prior Agreement") pursuant to which the Company granted certain registration and other rights to the Series A Purchasers, the Series B Purchasers, the Series C Purchasers and the Series D Purchasers;

     B. The Company, the Founders, the Series A Purchasers, the Series B Purchasers, the Series C Purchasers and the Series D Purchasers are parties to that certain Shareholders Agreement, dated December 10, 1997 (the "Prior Shareholders Agreement") pursuant to which the Company granted certain rights of first refusal to the Series A Purchasers, the Series B Purchasers, the Series C Purchasers and the Series D Purchasers;

     C. The Series E Purchasers and the Company have entered into or concurrently herewith are entering into a Series E Preferred Stock Purchase Agreement (the "Series E Purchase Agreement"), pursuant to which such Series E Purchasers are purchasing from the Company shares of the Series E Preferred Stock;

     D. The obligations of the Company and such Series E Purchasers under the Series E Purchase Agreement are conditioned, among other things, upon the execution and delivery of this Agreement by the Company, the Founders, the Series A Purchasers, the Series B Purchasers, the Series C Purchasers, the Series D Purchasers and the Series E Purchasers; and

     E. The Company and GBC entered in to that certain Loan and Security Agreement, dated May 21, 1998, as amended by the First Amendment to Loan and Security Agreement,

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dated June __, 1999 (the "General Bank Agreement"), pursuant to which the
Company issued to GBC a warrant to purchase up to 45,000 shares of Series D Preferred Stock (the "General Bank Series D Warrants") and to GBC a warrant to purchase up to 15,000 shares of Common Stock (the "General Bank Common Warrants");

        F. The Series E Purchasers and GBC desire to be granted the rights set forth herein relating to registration rights and the Company, the Founders, the Series A Purchasers, the Series B Purchasers, the Series C Purchasers, the Series D Purchasers desire that this Agreement supersede and cancel the Prior Agreement relating to registration and information rights and the Prior Shareholders Agreement relating to the right of first refusal on new issuances by the Company;

        NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Company, the Founders, the Series A Purchasers, the Series B Purchasers, the Series C Purchasers, the Series D Purchasers, the Series E Purchasers and GBC agree as follows:

        SECTION 1.      CERTAIN DEFINITIONS.

                        As used in this Agreement, the following terms shall have the following respective meanings:

                        "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                        "Conversion Stock" means the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred (including the Series C Preferred and Series D Preferred issuable upon exercise of outstanding warrants to purchase Series C Preferred and Series D Preferred) and the Common Stock issued or issuable pursuant to the conversion of the Series A Preferred, Series B Preferred, Series C Preferred, or Series D Preferred.

                        "General Meeting" shall mean any general meeting of the shareholders of the Company.

                        "Holders" shall mean (i) the Purchasers for so long as Purchasers hold Conversion Stock or Registrable Securities, (ii) the Founders for so long as the Founders hold Registrable Securities, (iii) GBC, and (iv) any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 5.9 hereof.

                        "Initiating Holders" shall mean any holder or holders of more than 25% of the Series A Preferred, Series B Preferred, the Series C Preferred and Series D Preferred (and Registrable Securities issued upon conversion thereof) voting as a single class.

                        "Series A Preferred" shall mean the Series A Preferred Stock of the Company issued pursuant to the Series A Preferred Stock Purchase Agreement, dated April 26, 1995.



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          "Series B Preferred" shall mean the Series B Preferred Stock of the
Company issued pursuant to the Series B Preferred Stock Purchase Agreement, dated October 19, 1995.

          "Series C Preferred" shall mean the Series C Preferred Stock of the Company issued pursuant to the Series C Preferred Stock Purchase Agreement, dated September 12, 1996 and the Series C Preferred Stock Purchase Agreement, dated November 4, 1996.

          "Series D Preferred" shall mean the Series D Preferred Stock of the Company issued pursuant to the Series D Preferred Stock Purchase Agreement and the General Bank Series D Warrant.

          "Series E Preferred" shall mean the Series E Preferred Stock of the Company issued pursuant to the Series E Preferred Stock Purchase Agreement.

          "Registrable Securities" means (i) shares of Common Stock of the Company issued or issuable in respect of the Conversion Stock upon any stock split, stock dividend, recapitalization, or similar event, or any Common Stock otherwise issuable with respect to the Conversion Stock, (ii) shares of Common Stock which are Conversion Stock, (iii) shares of Common Stock issuable upon exercise of the General Bank Common Warrant and (iv) shares of Common Stock which are held by the Founders; provided, however, that shares of Conversion Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

          The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 5.1, 5.2 and
5.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expenses of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the reasonable fees and disbursements of one counsel for all Holders as appointed by the Holders (other than the Founders).

          "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 3 hereof.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.


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          "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth under "Registration Expenses", all reasonable fees and disbursements of counsel for any Holder.

     SECTION 2. RESTRICTIONS ON TRANSFERABILITY. The Conversion Stock and any other securities issued in respect of the Conversion Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Purchaser will cause any proposed purchaser, assignee, transferee, or pledgee of any such shares held by such Purchaser to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

     SECTION 3. RESTRICTIVE LEGEND. Each certificate representing (i) the Conversion Stock and (ii) any other securities issued in respect of the Conversion Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 4 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENTS COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD
          OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

     Each Purchaser and each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Preferred Stock or the Common Stock in order to implement the restrictions on transfer established in this Agreement.

     SECTION 4. NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership,


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(ii) in transactions involving the distribution without consideration of
Restricted Securities by any Purchaser to any of its partners, or retired partners, or to the estate of any of its partners or retired partners,
(iii) in transactions involving the transfer without consideration of Restricted Securities by a Purchaser during his or her lifetime by way of gift or on death by will or intestacy, or (iv) in transactions in compliance with Rule 144), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense, by either (i) an unqualified written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or
(ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 3 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and the Company, such legend is not required in order to establish compliance with any provision of the Securities Act.

     SECTION 5.     REGISTRATION.

                    5.1  REQUESTED REGISTRATION.

                         (a)  In case the Company shall receive from Initiating
Holders a written request that the Company effect any registration, qualification or compliance with respect to shares of Registrable Securities with an anticipated aggregate offering price, net of underwriting discounts and commissions, of ten million dollars ($10,000,000), the Company will:

                              (i)  promptly give written notice of the proposed
registration, qualification or compliance to all other Holders, except for the Founders, who shall not be entitled to registration in this Section 5.1; and

                              (ii) as soon as practicable, use its best efforts
to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in


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such request as are specified in a written request received by the Company within 20 days after receipt of such written notice from the Company.

          (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 5.1:

               (i) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

               (ii) Prior to the earlier to occur of: (x) July 31, 1991 and (y) six months after the effective date of the Company's first registered public offering of shares of its Common Stock;

               (iii) During the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six
(6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

               (iv) After the Company has effected two such registrations pursuant to this subparagraph 5.1(a), and such registrations have been declared or ordered effective and remains effective until the earlier to occur of (x) 90 days or (y) the sale all the securities offered pursuant to each such registration;

               (v) If the Company shall furnish to such Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 5.1 shall be deferred for a period not to exceed 90 days from the date of receipt of written request from the Initiating Holders, provided that the Company may not exercise this deferral right for more than 90 days in any one year period.

               (vi) If such registration, qualification or compliance is proposed to be part of a firm commitment underwritten public offering with underwriters not reasonably acceptable to the Company.

          Subject to the foregoing clauses (i) through (vi), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

          (c) Underwriting. In the event of a registration statement pursuant to Section 5.1, the Company shall advise the Holders as part of the notice given pursuant to Section



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5.1(a)(i) that the right of any Holder to registration pursuant to Section 5.1 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 5.1, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

                                        The Company shall (together with all
Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company's reasonable approval. Notwithstanding any other provision of this Section 5.1, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

                                        If any Holder of Registrable Securities
disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 180 days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

                      5.2     COMPANY REGISTRATION.

                              (a)     Notice of Registration. If at any time or
from time to time the Company shall determine to register any of its equity securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, or (iii) a registration in which the only equity security being registered is capital stock issuable upon conversion of convertible (or exchange of exchangeable) debt securities which are also being registered, the Company will:

                                        (i)     promptly give to each Holder
written notice thereof; and

                                        (ii)    include in such registration
(and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder.




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          (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 5.2(a)(i). In such event, the right of any Holder to registration pursuant to Section 5.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein.

          All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 5.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration (i) in the case of the Company's initial public offering, to zero, and (ii) in the case of any other offering, to an amount no less than 25% of the Registrable Securities then held by each such Holder provided that in each such case, no shares held by any Holder other than the Founder shall be so excluded from such registration until all shares held by the Founders are excluded from such registration. The Company shall so advise all Holders and other holders distributing their securities through such underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all the Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares.

          If any of the Holders disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section
5.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

     5.3  REGISTRATION ON FORM S-3

          (a) If any of the Holders (excluding the Founders) request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $1,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities


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to be qualified in such jurisdictions as such Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than one registration pursuant to this Section 5.3 in any six (6) month period. The Company shall inform other Holders (excluding the Founders) of the proposed registration and offer them the opportunity to participate. In the event the registration is proposed to be part of a firm commitment underwritten public offering, the substantive provisions of Section 5.1(c) shall be applicable to each such registration initiated under this Section 5.3.

          (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 5.3:

               (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

               (ii) if the Company, within ten (10) days of the receipt of the request of the Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees, or any other registration which is not appropriate for the registration of Registrable Securities);

               (iii) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six
(6) months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an offering solely to employees, or any other registration which is not appropriate for the registration of Registrable Securities), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

               (iv) if the Company shall furnish to such Holder or Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 90 days from the receipt of the request to file such registration by such Holder or Holders, provided that the Company may not exercise this deferral right for more than 150 days in any one year period.

     5.4 EXPENSES OF REGISTRATION. All registration Expenses incurred in connection with (i) the two registrations pursuant to Section 5.1, (ii) all registrations pursuant to Section 5.2, and (iii) three registrations pursuant to Section 5.3 shall be borne by the Company


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          Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and all other registration expenses shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

     5.5 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each of the Holders advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

          (a) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred twenty (120) days or until the distribution described in the registration statement has been completed, whichever first occurs;

          (b) furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

     5.6  INDEMNIFICATION.

          (a) The Company will indemnify each Holder of securities, each of its officers, directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, (commenced or threatened), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each such Holder, each of its officers, directors, general partners and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder, controlling person or underwriter specifically for use therein; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the Commission at


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
the time the registration statement becomes effective or the amended prospectus filed with the Commission pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of: (1) any Holder, (i) if there is no underwriter, and a copy of the Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act and the Final Prospectus would have cured the defect giving rise to the loss, liability, claim or damage (to the extent that such Holder was obligated by law to provide a copy of the Final Prospectus to such person), or (ii) to the extent that such untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; or (2) any underwriter, (i) if a copy of the Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act and the Final Prospectus would have cured the defect giving rise to the loss, liability, claim or damage, or (ii) to the extent that such untrue statement, alleged untrue statement, omission or alleged omission is made in reliance on and in conformity with written information furnished to the Company by an instrument duly executed by such underwriter and stated to be specifically for use therein.

          (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation (commenced or threatened), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to such registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection 5.6(b) shall be limited in an amount equal to the net proceeds received by such Holder from the sale of shares in such registration, unless such liability arises out of or is based on willful misconduct by such Holder.

               (c)  Each party entitled to indemnification under this Section
5.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action, and provided further that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          5.7 INFORMATION BY HOLDERS. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

          5.8 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as public market exists for the Common stock of the Company, the Company agrees to use all reasonable efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended;

               (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements); and

               (c) So long as any of the Holders own any Restricted Securities, to furnish to such Holders forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934 (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as such Holders may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holders to sell any such securities without registration.

          5.9 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted to the Holders under Sections 5.1, 5.2 and 5.3 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Purchaser or Founder only if such transferee or assignee, as appropriate, acquires at least 50,000 shares (as adjusted for stock splits, stock dividends, recapitalizations and the like) of the Company's Common Stock or Conversion Stock, provided written notice thereof is promptly given to the Company and the transferee agrees to be bound by the provisions of this Agreement. Notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned to any constituent partner or retired partner of a Holder which is a partnership, or an affiliate of a Holder which is a corporation, or a family member or trust for the benefit of a Holder who is an individual, provided written notice thereof is promptly given to the Company and the transferee agrees to be bound by the provisions of this Agreement.

          5.10 TERMINATION OF REGISTRATION RIGHTS. The rights granted pursuant to Sections 5.1, 5.2 and 5.3 of this Agreement shall terminate on the five year anniversary of the Company's initial public offering pursuant to an effective registration statement under the Securities Act, or as to any Holder at such time as the Company has registered its shares of Common Stock under the Securities Exchange Act of 1934, as amended, and such Holder is able to sell all such Registrable Securities as are held by such Holder under Rule 144 promulgated under the Securities Act within a 90-day period.

     SECTION 6. FINANCIAL INFORMATION AND INSPECTION RIGHTS.

          (a) The Company will provide the following reports and rights to each Purchaser for so long as such Purchaser continues to hold at least 75,000 shares of Conversion Stock (as adjusted for stock splits, stock dividends, recapitalizations and the like):

               (i) As soon as practicable after the end of each fiscal year, and in any event within 120 days thereafter and at least seven days prior to any to any General Meeting at which the Financial Information (as defined below) is to be considered, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of operations and consolidated statements of cash flows and shareholders' equity of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by independent public accountants of national standing selected by the Company (the "Financial Information"), and a capitalization table in reasonable detail for such fiscal year;

               (ii) As soon as practicable after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company and in any event within 60 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of operations and, to the extent prepared for the Board of Directors of the Company, consolidated statements of cash flows of the Company and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), subject to changes resulting from year-end audit adjustments, in reasonable detail and signed by the principal financial or accounting officer of the Company;

               (iii) The Company shall permit each Purchaser, at such Purchaser's expense, to visit and inspect the Company's properties, to examine its books of account and records, and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Purchaser; provided, however, that the Company shall not be obligated pursuant to this clause (iii) to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.

          (b) The rights granted pursuant to Section 6 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Purchaser only if such transferee or assignee, as appropriate, acquires at least 50,000 shares (as adjusted for stock splits, stock dividends, recapitalizations and the like) of the Company's Conversion Stock, provided written notice thereof is promptly given to the Company. Notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned to any constituent partner or retired partner of a Holder which is a partnership, or an affiliate of a Holder which is a corporation, or a family member or trust for the benefit of a Holder who is an individual, provided written notice thereof is promptly given to the Company.

          (c) Each of the Purchasers acknowledge and agree that any information obtained pursuant to this Section 6 which may be considered "inside" non-public information will not be utilized by any Purchaser in connection with purchases or sales of the Company's securities except in compliance with applicable state and federal securities laws.

          (d) The covenants set forth in this Section 6 shall terminate and be of no further force or effect upon the consummation of a firm commitment underwritten public offering or at such time as the Company is required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, whichever shall occur first.

     SECTION 7. RIGHT OF FIRST REFUSAL ON COMPANY ISSUANCES

     7.1 RIGHT OF FIRST REFUSAL. The Company hereby grants to each Purchaser who continues to hold not less than 150,000 shares of Preferred Stock (or shares of Common Stock issued upon conversion of such Preferred Stock, the "Conversion Stock") of the Company a right of first refusal ("Right of First Refusal") to purchase such Shareholder's Pro Rata Share (as defined in Section
7.2 hereof) of any New Securities (as defined in Section 7.3 hereof) which the Company may, from time to time, propose to issue and sell.

     7.2 PRO RATA SHARE. Each Shareholder's "Pro Rata Share", for purposes of this Article 1, is equal to the fraction obtained by dividing (a) the sum of the total number of shares of any (i) Common Stock, (ii) Common Stock issuable upon conversion of any Preferred Stock and

(iii) Common Stock issuable upon exercise of any options or warrants then held by such Purchaser by (b) the sum of the total number of shares of (i) Common Stock, (ii) Common Stock issuable upon the conversion of Preferred Stock and
(iii) Common Stock issuable upon any exercise of any options or warrants of the Company then outstanding.

     7.3 "NEW SECURITIES". Except as set forth below, "New Securities" shall mean any shares of capital stock of the Company, including Common Stock and Preferred Stock, whether or not now authorized, and rights, options or warrants to purchase said shares of Common Stock or Preferred Stock and securities of any type whatsoever that are, or may by their terms become, convertible into said shares of Common Stock or Preferred Stock. Notwithstanding the foregoing, "New Securities" do not include securities issued or issuable (i) upon the conversion of Preferred Stock, (ii) to employees, officers, directors and consultants of the Company pursuant to any one or more employee stock incentive plans or agreements approved by the Company's Board of Directors up to 6,475,000 shares (as appropriately adjusted for any recapitalizations, combinations, stock dividends, subdivisions or split-ups), (iii) pursuant to commercial transactions approved by the Company's Board of Directors including, but not limited to, equipment leases or bank lines of credit, provided that the specific issuance is approved by the Board and do not exceed in the aggregate 150,000 shares of capital stock (as appropriately adjusted for any recapitalizations, combinations, stock dividends, subdivisions or split-ups), (iv) as a dividend or distribution on, or in connection with a split of, any of the capital stock or the Company, (v) in connection with a recapitalization or reorganization of the Company, relating to the Company's merger with or acquisition of another corporation or other entity or (vi) pursuant to a registered public offering of shares of the Company's Common Stock pursuant to an effective registrations statement under the Securities Act of 1933, as amended, with an aggregate offering price to the public of not less than $10,000,000 and a per share public offering price of not less than $13.00 (as appropriately adjusted for any recapitalizations, combinations, stock dividends, subdivisions or split-ups) (a "Qualifying Offering").

     7.4     PROCEDURE.

             (a) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Purchaser written notice (the "Company Notice") of its intention, describing the amount and type of New Securities to be issued, and the price and terms upon which the Company proposes to issue the same. Each Purchaser shall have fifteen (15) days from the date of receipt of the Company Notice to exercise such Purchaser's Right of First Refusal to purchase up to such Purchaser's respective Pro Rata Share of such New Securities for the price and upon the terms specified in the Company Notice by delivering written notice (the "Right of First Refusal Election Notice") to the Company and stating therein the quantity of New Securities to be purchased.

             (b) Settlement for the New Securities to be purchased by the Purchasers pursuant to this Section 7.4 shall be made in cash within twenty
(20) days from the Purchasers' deemed date of receipt of the Company Notice; provided, however, that if the terms of payment for the New Securities specified in the Company Notice were for other than cash against delivery or promissory notes payable over time, each Purchaser shall pay in cash to the Company the fair market value of such consideration as mutually agreed upon the Company and a majority of the Purchasers who elect to purchase New Securities or, if no such agreement is reached, as determined by an investment banking firm mutually acceptable to the Company and a majority of the Purchasers who elect to purchase New Securities, which appraisal shall be final, within five (5) days of such determination if such determination is made after fifteen (15) days following receipt of the Company Notice.

             (c) In the event that the Purchasers have not elected to purchase all of the New Securities within the applicable period of either fifteen (15) days after the deemed receipt of Company Notice pursuant to clause
(a) above or within five (5) days after such determination of fair market value pursuant to clause (b) above, the Company shall have ninety (90) days thereafter to sell the New Securities not elected to be purchased by a Purchaser at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company Notice. In the event the Company has not sold some or all of the New Securities within said ninety (90) day period, the Company shall not thereafter issue or sell any unsold New Securities without first offering such securities to the Purchasers in the manner provided above.

             (d) If any Purchaser shall have failed to deliver to the Company its Right of First Refusal Election Notice within the time period described in this Section 7.4, such Shareholder shall be deemed to have waived its Right of First Refusal.

     7.5 WAIVER OF RIGHT OF FIRST REFUSAL. The Right of First Refusal may be waived as to any given issuance of New Securities on behalf of all Purchasers, by Purchasers holding not less than a majority of the shares of Common Stock and Preferred Stock then held by all Purchasers or their permitted assignees or transferees.

     7.6 FEES AND EXPENSES OF VALUATION OF NEW SECURITIES. The fees and expenses of any investment banking firm retained in connection with the determination of the fair market value of the consideration to be paid for the New Securities pursuant to Section 7.4(a) shall be borne proportionately by the Company and each Purchaser who exercises such Purchaser's Right of First Refusal to purchase New Securities according to the relative number of the New Securities, if any, actually (i) sold by the Company to a third party and (ii) purchased by such Purchaser from the Company.

     7.7 COMPANY RIGHT TO TERMINATE ISSUANCE OF NEW SECURITIES. Notwithstanding the foregoing, the Company may in its sole discretion terminate any proposed issuance of New Securities in respect of which the Company has given Company Notice, at any time prior to the consummation thereof. The foregoing provision shall apply even in the event one or more Purchasers shall have exercised their Rights of First Refusal hereunder; provided, however, that no New Securities shall then have been issued.

     7.8 RIGHT OF FIRST REFUSAL PROVISIONS OF PRIOR SHAREHOLDERS AGREEMENT SUPERSEDED AND CANCELED. The Company, the Founders and each of the Series A Purchasers, the Series B Purchasers, the Series C Purchasers and the Series D Purchasers who are parties to this Agreement and to the Prior Shareholders Agreement hereby agree that the provisions of this

Section 7 supersede and cancel the right of the first refusal provisions of
Article I of the Prior Shareholders Agreement.

     SECTION 8. STANDOFF AGREEMENT. In connection with any public offering of the Company's securities in connection with an effective registration statement under the Securities Act, each Holder agrees, upon the request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time, not to exceed one hundred eighty (180) days for the Company's initial public offering registration and not to exceed ninety (90) days, in the case of any subsequent registration (or such lesser period as officers, directors or 1% shareholders of the voting power of the Company are so restricted with respect to the transfer of shares of capital stock of the Company held by them) after the effective date of the registration statement relating thereto provided that, should the underwriters release from such transfer restriction shares held by any officer, director or 1% shareholder, then such Holder shall similarly be released from such restriction. Each of the Purchasers and each Holder agrees that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this
Section 8.

     SECTION 9. ADDITIONAL PARTIES. The parties hereto agree that additional holders of Series E Preferred Stock of the Company may, with the consent only of the Company, be added as parties to this Agreement with respect to any or all securities of the Company held by them, and shall thereupon be deemed for all purposes "Purchasers" hereunder; provided, however, that from and after the date of this Agreement, the Company shall not without the prior written consent of each Purchaser, enter into any agreement with any holder or prospective holder of any securities of the Company providing for the grant to such holder of rights superior to those granted herein. Any such additional party shall execute a counter-part of this Agreement, and upon execution by such additional party and by the Company, shall be considered a Purchaser for purposes of this Agreement.

     SECTION 10. AMENDMENT. Any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of each of: (i) the Founders and (ii) the Holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, voting together as a single class; provided that, subject to the provisions of Section 8 hereof, no such amendment shall impose or increase any liability or obligation or impair any right of a Holder without the consent of such holder. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon each Holder of Registrable Securities at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

     SECTION 11. GOVERNING LAW. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the internal laws of Bermuda.

     SECTION 12. ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties hereto regarding the matters set forth herein, and supersedes in their entirety all prior agreements and understandings among the parties relative to the subject matter hereof. Upon execution of this Agreement by the parties required to amend the Prior Agreement, the Prior Agreement shall be rendered null and void and be of no further force or effect. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

     SECTION 13. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three (3) days after deposit with the United State mail, by registered or certified mail, postage prepaid, addressed (a) if to a Purchaser, at the address of such Purchaser set forth on Exhibit A hereto, as it may be amended from time to time, or at such other address as the Purchasers shall have furnished to the Company in writing in accordance with this Section 13, if to General Bank or GBC, at the address set forth on the General Bank Agreement, (b) if to a Founder, at the address of such Founder set forth on Exhibit A to the Prior,
(c) if to any other holder of Conversion Stock, at such address as such holder shall have furnished the Company in writing in accordance with this Section 13, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder thereof who has so furnished an address to the Company, or (d) if to the Company, at its principal office, or that of Marvell Semiconductor, Inc., its subsidiary, with a copy addressed to Venture Law Group, Professional Corporation, 2775 Sand Hill Road, Menlo Park, California, 94025, to the attention of Tae Hea Nahm, Esq.

     SECTION 14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.



                            [Signature pages follow]

        The foregoing agreement is hereby executed as of the date first above written.

"COMPANY"

MARVELL TECHNOLOGY GROUP, LTD.
a Bermuda corporation


By:
   ----------------------------------
        Sehat Sutardja, President
        and Chief Executive Officer



        SIGNATURE PAGE TO REGISTRATION AND INFORMATION RIGHTS AGREEMENT